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                                                               EXHIBIT 10(k)(ii)
                              FIRST AMENDMENT TO
                     POST-EMPLOYMENT CONSULTING AGREEMENT


         THIS FIRST AMENDMENT TO POST-EMPLOYMENT CONSULTING AGREEMENT (the "First Amendment") is made and entered into as of this _______ day of December, 1993, by and between THE ACTAVA GROUP INC. F/K/A FUQUA INDUSTRIES, INC., a Delaware corporation with offices at 4900 Georgia-Pacific Center, Atlanta, Georgia 30303 (the "Company"), and __________________________________, an
individual residing at _________________________________________ (the
"Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive entered into that certain Post-Employment Consulting Agreement dated as of _________________________, 199___ (the "Original Agreement"); and

         WHEREAS, the Company and the Executive wish to amend the Original Agreement to provide for certain changes more fully set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings ascribed to such terms in the Original Agreement unless otherwise specifically defined herein.

         2.      RELEASE AGREEMENT.  The Release Agreement referred to in
Section 1(b)(i) and attached to the Original Agreement is hereby deleted in its entirety and the Unconditional Release of all Claims and Liability attached hereto as Exhibit A and incorporated herein by reference is hereby substituted in lieu thereof.

         3. AMENDMENT OF SECTION 3. Section 3 of the Original Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                 3.  CONSULTING PERIOD.

                 (a) Subject to the possible extension set forth in subparagraph (b) below, the Executive shall perform the Consulting Services for a period of time (the "Consulting Period") commencing on the day following a Qualifying Termination and continuing until the expiration of twelve (12) months thereafter.

                 (b) At such time as the Executive is employed by the Company as an officer for ten (10) years or at such time as the Board of Directors designates the Executive
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         as a senior executive officer, the Consulting Period shall be increased to a period of twenty-four (24) months from the Qualifying Termination.

         4. AMENDMENT OF SECTION 4(A). Section 4(a) of the Original Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                 (a) Subject to the provisions of Sections 5, 6 and 11 hereof, the Executive shall receive during the Consulting Period, as full compensation for the Consulting Services, a monthly fee, payable on the last business day of each calendar month during the Consulting Period (a "Consulting Fee," and collectively, the "Consulting Fees"), equal to the Executive's annual base salary immediately prior to the Qualifying Termination divided by twelve (12). The Executive's annual base salary for purposes of calculating the Consulting Fee shall consist solely of the Executive's base salary, exclusive of any bonuses, commissions, allowances or other means of compensation or benefits made available to the Executive as an employee of the Company. The Consulting Fee for any partial months during the Consulting Period shall be reduced proportionately. The aggregate amount of all Consulting Fees to be paid during the full Consulting Period is sometimes hereinafter referred to as the "Total Consulting Fees."

         5. AMENDMENT OF SECTION 4(B). The first sentence of Section 4(b) of the Original Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         Subject to the provisions of Section 5 hereof, during the Consulting Period the Company shall also make available to the Executive such medical, dental and vision insurance coverage as may be provided to the Executive and his dependents by the Company immediately prior to the Qualifying Termination (or such Company medical insurance coverage which is consistent with the coverage in place from time to time for comparable Company executives and their dependents).

         6. AMENDMENT OF SECTION 5. Section 5 of the Original Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                 5.       EFFECT OF RE-EMPLOYMENT/OTHER COMPENSATION.

                 (a) If at any time during the Consulting Period the Executive enters into "Re-Employment" (as hereafter defined) or the Executive earns or receives any "Earned

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         Income" (as hereafter defined) from any source other than pursuant to this Agreement, the Executive shall immediately notify the Company in writing of such occurrence, together with the amount of Earned Income received or earned and any insurance coverage provided to the Executive, and the following provisions shall apply:

                          (i) If the Executive notifies the Company that the Executive will earn Earned Income from Re-Employment on a monthly basis equal to or in excess of the Consulting Fee, then, within ten (10) days after receipt of such notification from the Executive, the Company shall pay the Executive, in full satisfaction of all obligations to pay the Consulting Fees hereunder, an amount equal to fifty percent (50%) of the remainder of: (A) the Total Consulting Fees less (B) the Consulting Fees actually paid to the Executive prior to Re-Employment. Notwithstanding anything herein to the contrary, upon payment by the Company of the amounts set forth in this Section 5(a)(i), the Company shall cease to have any obligations under the terms of this Agreement and the Consulting Period shall be deemed to immediately expire.

                          (ii) If the Executive receives Earned Income during the Consulting Period but the provisions of Section 5(a)(i) above are not applicable, then the Executive agrees to make a complete and accurate report to the Company on or before the tenth day of each month showing the amount of Earned Income received by the Executive during the previous month. The Executive shall report such Earned Income on a Certificate Regarding Earned Income in the form attached hereto as Exhibit B and incorporated herein by reference. The Consulting Fee payable to the Executive in each month in which the Company receives such a report shall be reduced by the amount of Earned Income received by the Executive during the previous calendar month. At the end of the Consulting Period and only after the Executive has reported to the Company all Earned Income theretofore received for services rendered during the Consulting Period, the Company shall pay the Executive an amount equal to fifty percent (50%) of the remainder of: (A) the Total Consulting Fees less (B) the sum of (i) the actual Consulting Fees paid to the Executive during the Consulting Period and (ii) any Earned Income received by the Executive during the Consulting Period and not subtracted from the Consulting Fees

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                 pursuant to the previous sentence.  The Executive shall
                 immediately notify the Company of any change in the level of Earned Income from Re-Employment that the Executive is entitled to receive during the Consulting Period. The provisions of Section 5(a)(i) above shall apply if the Earned Income from Re-Employment increases to a level equal to or in excess of the Consulting Fee.

                 (b) If the Executive at any time during or after the Consulting Period receives any Earned Income that has not previously been reported to the Company pursuant to Section 5(a) hereof, then the Executive shall reimburse the Company, within ten (10) days after receipt of such Earned Income, for the amount by which the Consulting Fees previously paid by the Company to the Executive exceed the Consulting Fees that would have been paid if the amount of such Earned Income had been known and had been applied to reduce the Consulting Fees paid by the Company to the Executive for the period for which such Earned Income was paid as required by Section 5(a) hereof. In connection with such reimbursement, the Executive shall provide the Company with a written notice setting forth the amount of such Earned Income and the period for which such Earned Income was paid, and the Executive thereafter shall provide the Company with any other documentation relating to such Earned Income that the Company may reasonably request.

                 (c) Provided COBRA requirements have been met, the Company's obligation to provide insurance coverage to the Executive and his dependents under Section 4(b) hereof shall terminate as to any specific coverage if and when comparable coverage is made available to the Executive in connection with Re-Employment.

                 (d) As used herein, the term "Re-Employment" shall mean any engagement of the Executive's personal services by any one or more individuals or entities on a full-time or substantially similar basis which the Executive expects to continue on an ongoing basis. The term "Earned Income" as used herein shall mean all compensation for personal services rendered by the Executive during the Consulting Period (other than pursuant to this Agreement), whether in the form of salaries, wages, fees, commissions, bonuses, contingent compensation, any amounts deferred from income, or similar items, but shall not include any stock, stock options or any other fringe benefits. Whenever this Agreement refers to the receipt by the Executive of any Earned Income, such reference shall mean and include the

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         payment of Earned Income to the Executive, or the Executive's spouse, or other members of the Executive's family or household, or an "Entity" (as defined below), to the extent such Earned Income represents personal services rendered by the Executive during the Consulting Period. As used in this paragraph (d), the term "Entity" shall mean any corporation, partnership or other legal entity in which the Executive, the Executive's spouse or other members of the Executive's family or household collectively own or possess more than fifty percent (50%) of the equity or rights to profits or voting rights. Any Earned Income paid to an Entity and subsequently paid to the Executive, or the Executive's spouse, or another member of his family or household shall be counted only once for the purposes of Sections 5(a), 5(b), and 6 hereof.

                 (e) Within ten (10) days after receipt of written notice from the Company, the Executive shall provide the Company with (i) a copy of the Executive's filed tax return for any period included in the Consulting Period and (ii) any other documentation relating to the Executive's Earned Income reasonably requested by the Company.

                 (f) The obligations of the Executive to the Company to notify the Company of the receipt of any Earned Income or Bonus and pay any amount owed to the Company or submit any information requested by the Company under Section 5 hereof shall remain in full force and effect notwithstanding any termination or expiration of this Agreement.

         7. AMENDMENT OF SECTION 6(A). Section 6(a) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                 (a) If the Executive dies at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Company shall pay to the Executive's estate, in full satisfaction of all obligations to the Executive hereunder, an amount equal to one hundred percent (100%) of the remainder of: (A) the Total Consulting Fees less (B) the actual Consulting Fees paid to the Executive prior to the Executive's death and less (C) any Earned Income received by the Executive during the Consulting Period.

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         8.      AMENDMENT OF SECTION 11.  Section 11 of the Original Agreement
is hereby deleted in its entirety and the following is inserted in lieu thereof:

         Upon the occurrence of any breach or default in the performance of any of the Executive's duties or responsibilities hereunder, and the Executive's failure to cure such breach or default within thirty (30) days after receipt of written notice thereof, all obligations of the Company hereunder to compensate the Executive or to provide benefits thereto shall immediately be terminated and rendered null, void and of no further effect, after which the Company shall be entitled to pursue any and all remedies available, at law or in equity, to address the Executive's breach or default hereunder. Upon the occurrence of any breach or default in the performance of any of the Company's obligations hereunder and the Company's failure to cure such breach or default within thirty (30) days after receipt of written notice thereof, all of the Company's obligations hereunder shall be immediately accelerated without any right of setoff by the Company for any Earned Income received by the Executive subsequent to such breach or default by the Company, and the Executive shall be entitled to pursue any and all remedies available, at law or in equity, to address the Company's breach or default hereunder.

         9. LIMITATION OF FIRST AMENDMENT. Except as expressly set forth herein, this First Amendment shall not be deemed to waive, amend or modify any term or condition of the Original Agreement or to serve as a consent to any matter prohibited by the terms and conditions thereof.

         10. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement.

         11. SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         12. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

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                                          "Company"

                                          THE ACTAVA GROUP INC.
                                          f/k/a FUQUA INDUSTRIES, INC.


                                          By:
                                             ----------------------------------
Its:
    -------------------------------------
                                                     (CORPORATE SEAL)



                                          "Executive"


                                         (SEAL)
- -----------------------------------------


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                                  EXHIBIT A

              UNCONDITIONAL RELEASE OF ALL CLAIMS AND LIABILITY


         THIS UNCONDITIONAL RELEASE OF ALL CLAIMS AND LIABILITY (the "Release") is made and entered into as of this ______ day of _________________, 199___, by ________________________ (the "Executive") in favor of THE ACTAVA GROUP INC. F/K/A FUQUA INDUSTRIES, INC., a Delaware corporation (the "Company").

                             W I T N E S S E T H :

         WHEREAS, the Company has, prior to the date hereof, employed the Executive as a full-time employee of the Company, but as of this date the Executive's status as an employee has terminated; and

         WHEREAS, the Company desires to engage the Executive as a consultant for the Company and the Executive desires to be engaged by the Company as a consultant pursuant to the terms of the Post-Employment Consulting Agreement, dated ________________, 19___, between the Company and the Executive, as amended by the First Amendment to Post-Employment Consulting Agreement, dated ____________, between the Company and the Executive (collectively referred to as the "Consulting Agreement"); and

         WHEREAS, the Company has required, as a condition precedent to the engagement of the Executive as a consultant for the Company, that the Executive execute and deliver this Release in favor of the Company;

         NOW, THEREFORE, for and in consideration of the premises, the agreement of the Company to engage the Executive as a consultant and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Executive hereby agrees as follows:

         1. RELEASE. Except with respect to the Company's obligations pursuant to the Consulting Agreement, any vested retirement benefits applicable to the Executive, those benefits, payments or other rights which the Executive is entitled to receive under any plan, agreement or arrangement listed on
Schedule 1 hereto, and any benefits earned by the Executive prior to the date hereof under any other employee benefit plan adopted in writing by the Company after the date of the Consulting Agreement, the Executive hereby unconditionally remises, releases and forever discharges, to the fullest extent permitted by law, the Company, its employees, officers, directors, agents, affiliates, subsidiaries and each of them from all manner of actions, proceedings, causes of action, claims, counterclaims, suits, debts, sums, monies, accounts, covenants, agreements, promises, damages, losses or demands of whatever kind or nature from the beginning of time to the present, whether known or unknown, in law or in equity, which in the past, now or in the future arise, may arise or allegedly arise or are in
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any way resulting from or in any manner connected with the Executive's employment by the Company and the termination of such employment by the Company. In consideration of the additional benefits and consideration provided to the Executive under the Consulting Agreement, the Executive waives all claims and causes of action against the Company and all damages, if any, that may be recoverable. This release and waiver of all claims and damages includes, but is not limited to, any tort or claim of contractual restriction relating to Executive's employment or termination thereof, any claim of wrongful discharge, and all rights under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, any state or local human rights laws, Workers' Compensation laws, and the National Labor Relations Act, as amended. Notwithstanding anything herein to the contrary, the Executive does not release any claims under the Age Discrimination in Employment Act that may arise as a result of conduct occurring after the execution of this Release.

         2. MISCELLANEOUS. This Release and the Consulting Agreement embody the entire agreement of the parties and supersede all prior agreements between the parties hereto relating to the subject matter hereof. The unenforceability or invalidity of any of the terms or provisions of this agreement shall not affect the validity or enforceability of the remaining terms or provisions which shall be interpreted and construed in such manner as to carry out fully the intention of the parties hereto. This Release shall be construed and enforced in accordance with the laws of the State of Georgia.

         The Executive represents and warrants that the Executive has been encouraged to seek advice from anyone of the Executive's choosing regarding this Release, including the Executive's attorney, accountant, or tax advisor, prior to the Executive's execution of this Release, the Executive has been given the opportunity and sufficient time to seek such advice, and that the Executive fully understands the meaning and contents of this Release. THE EXECUTIVE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE. The Executive further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that each signature appearing hereinafter is genuine.

         THE EXECUTIVE UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION, WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS AGREEMENT AND THAT THIS AGREEMENT IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. THE EXECUTIVE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON THE EXECUTIVE AND WILL BE IRREVOCABLE.

         THE EXECUTIVE UNDERSTANDS THAT BY EXECUTING THIS RELEASE THE EXECUTIVE IS GIVING UP POSSIBLE RIGHTS THAT HE MAY HAVE, AND THAT



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THE EXECUTIVE DOES NOT HAVE TO SIGN THIS RELEASE.  THIS RELEASE HAS BEEN
VOLUNTARILY AND KNOWINGLY EXECUTED BY THE EXECUTIVE WITH THE EXPRESS INTENTION OF EFFECTING THE EXTINGUISHMENT OF ANY AND ALL OBLIGATIONS AND DAMAGES THAT THE COMPANY MAY OWE TO THE EXECUTIVE AS PROVIDED HEREIN.

         IN WITNESS WHEREOF, the Executive has duly executed this Release in favor of the Company under seal as of the day and year first above written.


                             EXECUTIVE:



- -----------------------------------------

- -----------------------------------------
                             Print Name





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                                   SCHEDULE 1


                            RETAINED EMPLOYEE RIGHTS



(a) Benefits earned by the Executive prior to the date of the Executive's termination of employment under the following plans or arrangements:

                 Employee Stock Purchase Plan

                 Employee Stock Option Plan

                 Days-Off Policy

                 The Executive's right to payment of expenses incurred on or before the date of the Executive's termination of employment under the medical, dental and vision reimbursement plans maintained by the Company for the Executive, including the executive reimbursement plan.

                 The Executive's right to payment of expenses incurred on or before the date of the Executive's termination of employment under the Company's executive financial and tax planning program.


(b) Reimbursement of such business expenses incurred by Executive on or before the date of the Executive's termination of employment that are reimbursable under Company policies in effect on such date.

(c) Rights of the Executive to indemnification or payment of expenses under any Indemnification Agreement, or any provision of the Company's Certificate of Incorporation or Bylaws or any law applicable to Executive.
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                                  EXHIBIT B


                     CERTIFICATE REGARDING EARNED INCOME


         I, ______________________________________ (the "Executive"), hereby certify to The Actava Group Inc. f/k/a Fuqua Industries, Inc. (the "Company") that the following constitutes all "Earned Income" (as such term is defined in the Post-Employment Consulting Agreement dated as of _____________________, 199___, between the Executive and the Company) received by the Executive whether directly or indirectly from any source during the period from ___________________________ to: ______________________________:

         Amount of Earned Income:          $______________________

         Source:  _____________________________________________

                  _____________________________________________

                  _____________________________________________

                  _____________________________________________


         IN WITNESS WHEREOF, the undersigned has set his hand as of this ________ day of _____________________, 199___.

                                "Executive"


                                _____________________________________